Exhibit 10.16

Goods/Services Sales Contract

Buyer: [ ]	Seller: [ ]

Contract management number: [ ]	Seller’s contract number:[ ]

Version number: [ ]

Signing place: [ ]	Signing time: [ ]

Effective start date of the contract: [ ]	Contract validity deadline: [ ]

Buyer (seal): [ ]	Seller (seal): [ ]

Legal representative: [ ]	Legal representative: [ ]

Attorney:[ ]	Attorney: [ ]

Business Contact: [ ]	Business Contact: [ ]

Business phone:[ ]	Business phone: [ ]

E-mail:[ ]	E-mail: [ ]

Fax:[ ]	Fax: [ ]

Address: [ ]	Address: [ ]

Zip code:[ ]	Zip code: [ ]

Bank of account:[ ]	Bank of account: [ ]

Bank account number:[ ]	Bank account number: [ ]

Tax registration number: [ ]	Tax registration number: [ ]

After friendly negotiation between Party A and Party B, the domestic logistics annual contract signed by both parties (the contract number is: [          ] ) make the following additions:

1. Except for the volume of transportation, other contract terms of the original contract remain unchanged.

2. Transportation volume

2.1 The planned volume of the contract is [          ] tons, and the actual execution is [          ] tons. The main reason is that the company’s transportation capacity was not released as scheduled in the current month, and the transportation capacity is insufficient, resulting in the actual execution volume being lower than the planned volume. A supplementary agreement is needed.

2.2 Iron ore: [          ] tons.

1. The quantity

The quantity of iron ore transported is [          ] tons.

2. Freight rate

In accordance with the “Civil Code of the People’s Republic of China” and relevant laws and regulations, Party A and Party B have negotiated friendly, in line with the principle of equality, mutual benefit, and consensus, Party A and Party B reached the following terms on the matters related to Party A entrusting Party B to transport the goods to the port of discharge designated by Party A:

1. The name and quantity of the goods to be transported: Bid volume of ore [          ] tons/month

2. Freight rate

2. 1 The bidding share freight rate refers to the base price [          ], and is implemented according to the following table:

Port of departure	Port of arrival	Bidding(yuan/wet ton, tax included)
[ ]	[ ]	[ ]

3. Rights and Obligations

3.1 Party A shall notify Party B in written form of the transportation plan more than one week in advance, including: the port of departure, the name of the ship, the type and quantity of transportation, and the temporary additional plan shall also be notified to Party B in written form.

3.2 After Party B receives the notification from Party A, it shall reply to Party A’s transport capacity plan within one working day. Party A shall draw up a cargo transshipment plan according to the transportation demand and Party B’s transport capacity plan and arrange transportation in a balanced manner. Party B allocates the shipping capacity of ships and ensures that the designated varieties are transferred according to the port and quantity designated by Party A (the loading port designated by Party A shall meet the safe berthing requirements of ships provided by Party B, and the stowage quantity shall ensure that each ship is fully loaded, otherwise Party B has the right to refuse, and Party A shall bear all losses). Before Party B’s ship arrives at the port of loading, Party A shall handle relevant matters such as the transfer of cargo rights, linking up with the port plan, moisture inspection report, and payment of port construction fees and operating fees, so as to ensure that Party B’s ship can be loaded in time. After the ship of Party B is loaded, it should arrive at the unloading place designated by Party A within the planned time (in principle, no more than [          ] days) (except for force majeure factors such as wind, snow, fog, high flood, etc., etc.), and register at the port of discharge designated by Party A based on the waybill and handover list.

3.3 After the ship of Party B has registered, it must obey the command of dispatching at the port of discharge designated by Party A. If it is required to unload in advance due to the actual production needs of the port of discharge designated by Party A, the dispatching arrangement of the port of discharge shall prevail; for ships with general damage and potential safety hazards, Party A shall negotiate with the port of discharge to arrange unloading in advance.

3.4 Party A’s transportation plan should be balanced and should not cause a large number of Party B’s ships to press down on the port.

3.5 Both Party A and Party B agree that the arrival of Party B’s ships shall be measured by the gauge or belt scales of the logistics and transportation department of Chongqing Iron and Steel Co., Ltd., and Party B shall avoid and control the use of non-standard ship types.

3.5.1 When Party B’s ship is registered, it shall strictly abide by the regulations on the management of ship cargo materials, and fill in the water gauge and ballast tank in the six directions of the ship (bow, midship, and stern with heavy load) according to the regulations, and the logistics of Chongqing Iron and Steel Co., Ltd. When the Ministry of Transport checks the scale, if it finds that the ship is not clearly filled out or incomplete, the check can be postponed, and Party B will be notified immediately to supplement it. Party B will be responsible for the demurrage of the ship.

3.5.2 If Party B’s ship cannot be measured by water gauge, Party A shall coordinate to measure by weight.

3.5.3 The logistics and transportation department of Chongqing Iron and Steel Co., Ltd. shall, together with the ship party, confirm the gauge data in person when checking the weight and empty water gauge of Party B’s ship, and fill in the water gauge data on the declaration form to inform Party B. If the difference between the inspection scale of Chongqing Iron and Steel Co., Ltd.’s logistics and transportation department and Party B’s declared water gauge is within 2cm on average, it is considered normal. If the difference is large, Party B should be notified immediately to find out the reason, and Party A will coordinate to re-check the scale or negotiate a solution. Both Party A and Party B shall keep the original materials such as photos and records of ship gauge for future reference.

3.5.4 It is considered normal if Party B does not reply within [          ] hours after receiving the gauge and weight inspection data provided by Party A by the logistics and transportation department of Chongqing Iron and Steel Co., Ltd. If there is any objection, Party A must be notified within [          ] hours.

3.6 Party B must ensure the integrity of the goods, and do a good job in quantity and quality services for overloading and backloading in the middle, so as to prevent mixed quality and loss of tons.

3.7 In the event of disputes between Party A and Party B regarding the confirmation of weight, quantity or quality, both parties agree to use the measurement or inspection method of the inspection agency recognized by both parties.

3.8 Party B shall strengthen the management of the whole process of the goods from loading to transportation to the destination port and reduce the loss of tons in the transportation process.

3.8.1 The difference between the loading quantity of the goods carried by Party B (commercial inspection quantity or port and shipping delivery quantity) minus the inspection scale of the logistics and transportation department of Chongqing Iron and Steel Co., Ltd. or the measurement of the belt scale is the tonnage deficit (wet basis), and the tonnage deficit The ratio to the loading capacity is the ton deficit rate.

3.8.2 Party A and Party B shall calculate the tonnage deficit rate based on the quarterly weighted average. If the tonnage loss ratio exceeds [          ] in the second, third and fourth quarters, Party B shall compensate for the excess of [          ] according to the unit price of the goods loaded by Party A. If there is any adjustment, a supplementary agreement will be signed separately.

3.8.3 The loss of tons caused by force majeure is excluded. The party claiming the occurrence of force majeure shall promptly notify the other party in writing and provide sufficient evidence to prove the occurrence and duration of the force majeure within fifteen days thereafter.

3.9 The actual loading volume of the carrier this month can be within [          ]% of the planned volume range, that is, the proportion of overfill and underfill is [          ]%.

4. Insurance, average, safety

Route	Port of Loading	Port of Discharge	Materials	Tax rate	Freight	Remark

4.1 Party B is responsible for purchasing comprehensive insurance for cargo transportation in full amount based on the actual value of the cargo.

4.2 Party A is responsible for port construction fees and cargo port fees, and Party B is responsible for port berthing fees and other comprehensive service fees.

4.3 In the event of a general damage accident in the process of carrying Party A’s goods, Party B shall promptly inform Party A, and provide relevant materials to actively assist Party A in carrying out insurance claims.

4.4 When Party B’s ship arrives at the designated unloading port wharf, the berthing and berthing security shall be the responsibility of the unloading port wharf. Party B’s ships must obey the command of the terminal. In case of cargo quality or safety accidents, both parties shall prepare records on the spot and determine the responsibility according to the cargo regulations of the Ministry of Communications and on-site records. If Party B’s ship is damaged due to the wharf’s responsibility during the unloading process, the port shall compensate Party B for direct expenses such as ship repairs. If the port equipment is damaged due to Party B’s responsibility, Party B shall compensate for direct expenses such as port equipment repairs.

4.5 In the process of carrying the goods, if the goods are damaged or lost, if the compensation paid by the insurance company is not enough to make up for the loss of the goods, Party B shall be responsible for compensating the owner of the goods for the insufficient part.

4.6 Party B’s provision of transportation, loading and unloading services must comply with national security, environmental protection and other relevant laws and regulations and Party A’s safety and environmental protection regulations; Party B’s personnel are not allowed to enter the on-site area outside the scope of delivery; if Party B’s personnel are injured or killed in Party A’s on-site area Accidents are the responsibility of Party B.

5. Freight Settlement

5.1 The loading volume is based on the commodity inspection volume or the port and air handover volume, the arrival volume is based on the water gauge measurement of the logistics and transportation department of Chongqing Iron and Steel Co., Ltd., The basis for both parties to settle freight and demurrage charges is to use the difference between the loading volume and the arrival volume as the basis for both parties to calculate the tonnage deficit.

5.2 Settlement method and time limit

5.2.1 Party A and Party B agree that the freight shall be borne by Party A.

5.2.2 Party A shall provide Party B with the measured tonnage of the ship within [          ] working days after Party B’s ship is unloaded.

5.2.3 Party B shall issue to Party A a special waterborne VAT invoice with a tax rate of [          ]% based on the measured tonnage and contract freight rate provided by Party A.

5.2.4 Party A shall pay all the freight within 20 days after receiving the invoice issued by Party B. The payment method is RMB cash or bill payment. If the bill is paid, the interest discount fee shall be borne by Chongqing Iron and Steel Co., Ltd., and the tax rate shall be based on the supplier’s record with the State Taxation Bureau. The effective real-time tax rate is subject to change. If there is any change, the price including tax will be changed accordingly.

6. Others

6.1 If Party B fails to fully perform the obligations stipulated in the contract, it shall be regarded as a breach of contract, and Party A has the right to take measures against Party B such as reducing the quantity of transportation, suspending Party B’s transportation qualification, and immediately terminating the contract according to the situation.

6.2 If either Party A or Party B violates the contract, both parties have the right to unilaterally terminate the contract, and the breaching party shall be responsible for compensation for the economic losses caused to the observant party.

6.3 Under no circumstances shall Party B detain Party A’s goods for any reason or in other ways, otherwise, Party B shall pay Party A liquidated damages at twice the value of the goods it detains.

7. Others

7.1 Regarding the termination of the contract, Party A and Party B shall negotiate and resolve the matter in accordance with the Civil Code or the relevant regulations of the Ministry of Communications. If the negotiation fails, either party may sue in the people’s court with jurisdiction in the place where this contract is signed.

7.2 Contract execution: from [          ], to [          ] (the time of each shipment is subject to the loading time of each ship’s waybill).

7.3 Contract signing place: [          ]; The contract shall be signed electronically, and it will take effect after completing the electronic signing procedures.